                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into Harken Energy Corporation's previously filed Registration Statements on Form S-3 (Nos. 333-30490, 333-34534, 333-34650, 333-34720, 333-34830, 333-38050, 333-44564,
333-48760, 333-79617, 333-85057, 333-71751, 333-78859, 333-79281, 333-80031).







                                    ARTHUR ANDERSEN LLP



Houston, Texas
March 27, 2001

                                  EXHIBIT 23

                   CONSENT OF INDEPENDENT RESERVE ENGINEERS

     As Harken Energy Corporation's (Harken's) independent reserve engineers, Gaffney, Cline & Associates, Inc. (GCA) consents to the reference in Form 10-K to GCA's reserve report dated December 31, 2000.



                                    GAFFNEY, CLINE & ASSOCIATES



Dallas, Texas
March 29, 2001

                                  EXHIBIT 23

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Harken Energy Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 2000.




                                    NETHERLAND, SEWELL & ASSOCIATES, INC.




Houston, Texas
March 29, 2001